EXHIBIT 5.2

    [letterhead of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.]

                                                 February 11, 1999

BankAtlantic Bancorp, Inc.
1750 East Sunrise Boulevard
Fort Lauderdale, FL 33304
Attention: Board of Directors

BBC Capital Trust I
c/0 BankAtlantic Bancorp, Inc.
1750 East Sunrise Boulevard
Fort Lauderdale, FL 33304
Attention: Administrative Trustees

         Re:      BBC CAPITAL TRUST I

Gentlemen:

         We have acted as counsel to BankAtlantic Bancorp, Inc., a Florida corporation (the "Company"), and BBC Capital Trust I, a Delaware statutory business trust ("BBC Capital"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company and BBC Capital with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, concerning certain previously registered 9% subordinated debentures due 2005 (the "Subordinated Debentures") of the Company, 9 1/2% cumulative trust preferred securities (the "Preferred Securities") of BBC Capital, 9 1/2% junior subordinated debentures of the Company (the "Junior Subordinated Debentures"), and a guarantee of the Company with respect to the Preferred Securities (the "Guarantee"). The Registration Statement relates to market making transactions by and through Ryan Beck & Co., Inc., an affiliate of the Company.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust (the "Certificate of Trust") filed by BBC Capital with the Secretary of State of the State of Delaware on March 21, 1997, (ii) the Trust Agreement dated as of March 21, 1997, with respect to BBC Capital; (iii) the Amended and Restated Trust Agreement with respect to BBC Capital; (iv) the form of the Preferred Securities of BBC Capital, (v) the form of Junior Subordinated Debentures, (vi) the Guarantee between the Company and Wilmington Trust Company, as trustee, (vii) the Indenture (the "Indenture") between the Company and Wilmington Trust Company, as trustee, (viii) the Company's and BBC Capital's registration statement on Form S-3 (Registration No. 333-23771) filed on March 21, 1997, as amended on April 22, 1997, relating to the Preferred Securities, Junior Subordinated Debentures and the Guarantee, and (ix) the Registration Statement. We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


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BankAtlantic Bancorp, Inc.
BBC Capital Trust I
February 11, 1999
Page 2

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. In examining documents executed by parties other than the Company or BBC Capital, we have assumed that such parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions express herein which were not independently established or verified, we have relied upon oral or written statements of officers, trustees, and other representatives of the Company, BBC Capital and others.

         We are qualified to practice law only in the State of Florida and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the law of the State of Florida and the federal law of the United States. Accordingly, the opinions contained herein are expressly limited to the matters of the law of the State of Florida and the federal law of the United States.

         Based upon and subject to the foregoing and other qualifications and limitations set forth herein, we are of the opinion that:

                  1. The Junior Subordinated Debentures are valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.

                  2. The Guarantee is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.

         We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement.

                                       Very truly yours,

                                       /s/  STEARNS WEAVER MILLER WEISSLER
                                             ALHADEFF & SITTERSON, P.A.